Exhibit 10.2

FORM OF

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), dated as of                          , 2005, among BioDelivery Sciences International, Inc. (“BioDelivery”), a corporation organized under the laws of the State of Delaware, Arius Pharmaceuticals, Inc., a Delaware corporation and wholly-owned subsidiary of BioDelivery (“Grantor”), and Clinical Development Capital LLC (“Secured Party”), a limited liability company organized under the laws of the State of Delaware.

W I T N E S S E T H:

WHEREAS, Grantor is developing the compound currently identified as fentanyl in conjunction with the BEMA Technology (the “Product”);

WHEREAS, in connection therewith, Grantor, Secured Party and BioDelivery have entered into that certain Clinical Development and License Agreement, dated as of the date hereof (the “Development Agreement”), pursuant to which Secured Party will be investing in the development of Product;

WHEREAS, in connection with entering into the Development Agreement, as a condition to the execution and delivery thereto, Grantor wishes to grant a security interest in all of its assets related exclusively to and which assets are used exclusively in connection with the Product to Secured Party, it being acknowledged by Secured Party that the Product is one of several drug development programs being conducted by Grantor, and that Grantor is not granting a security interest to Secured Party in any development program or assets other than those related exclusively to and used exclusively in connection with the Product.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

1.	Definitions.

1.1 Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Accounts” shall have the meaning assigned to it in Section 9-102(a)(2) of the U.C.C.

“Agreement” is defined in the preamble.

“BioDelivery” is defined in the preamble.

“Collateral” is defined in Section 2.2.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including, without limitation, all of those listed on Schedule IV attached hereto.

“Documents” shall have the meaning assigned to it in Section 9-102(a)(30) of the U.C.C.

“Equipment” is defined in clause (a) of Section 2.2.

“Event of Default” means the termination events described in Sections 10.2, 10.3, 10.4.1, 10.4.2 and 10.4.4 of the Development Agreement.

“Filings” means the filing or recording of the Financing Statements relating to the Collateral existing on the date hereof, in the places specified in Item B of Schedule I hereto.

“Financing Statements” means the financing statements filed by the Grantor or the Grantor’s agent on the date hereof in the jurisdictions listed in Item B of Schedule I hereto.

“Goods” shall have the meaning assigned to it in Section 9-102(a)(44) of the U.C.C.

“Grantor” is defined in the preamble.

“Intellectual Property Collateral” means, collectively, all of Grantor’s right, title, and interest in and to the Copyrights, Trademarks, Patents and any other intellectual property owned by Grantor and all amendments, renewals and extensions of any of the foregoing in each case relating to the Product.

“Inventory” is defined in clause (a) of Section 2.2.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, all of those listed on Schedule II attached hereto.

“Permitted Liens” means (a) any mechanic’s, materialmen’s or similar statutory lien incurred in the ordinary course of business for monies not yet due, (b) any lien for taxes not yet due, (c) any purchase money lien or lien securing rental payments under capital lease arrangements to the extent related to the assets purchased or leased and (d) any recorded easement, covenant, zoning or other restriction on the real estate that, together with all other Permitted Liens, does not prohibit or impair the current use, occupancy, value, or marketability of title of the property subject thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, estate, joint venture, unincorporated organization, any government, governmental department or agency or political subdivision thereof.

“Receivables” is defined in clause (b) of Section 2.2.

“Related Contracts” is defined in clause (b) of Section 2.2.

“Related Security Documents” means this Agreement and the Development Agreement.

“Revised Article 9” means the revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 official text of Revised Article 9.

“Secured Party” is defined in the preamble.

“Subsequent Filings” means any filings after the date hereof in any jurisdiction as may be necessary under any requirement of law to perfect a lien on the Collateral in favor of Secured Party.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including, without limitation, all of those listed on Schedule III attached hereto.

“U.C.C.” means the Uniform Commercial Code, as from time to time in effect in the State of New York.

1.2 Development Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Development Agreement.

1.3 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

2. Security Interest.

2.1 Grant of Security. As security for the performance of Grantor’s and BioDelivery’s obligations pursuant to the terms of the Development Agreement, Grantor does hereby assign, transfer, pledge, and hypothecate unto Secured Party, and does hereby grant to Secured Party, a continuing security interest of first priority in all of Grantor’s right, title and interest in and to all of the following, whether now or hereafter existing or acquired by the Grantor, in each case as they relate exclusively to and are used exclusively in connection with the Product (the “Collateral”):

(a) all Goods, including (i) all equipment in all of its forms of the Grantor, wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor (any and all of the foregoing being the “Equipment”); and (ii) all inventory of Product, active pharmaceutical ingredient, and all other components and raw materials used in the manufacture or supply of Product, in all of its forms of the Grantor, wherever located, and all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the “Inventory”); provided, however, that any Equipment or Inventory purchased by the Grantor by installment sale or leased by the Grantor, which is subject to a specific purchase money lien, shall be permitted and such purchase money lien shall be a permitted lien senior to the liens created by this Agreement and the lien created by this Agreement shall be junior to such purchase money lien;

(b) all Accounts, contracts, contract rights, chattel paper (whether tangible or electronic), documents, instruments and general intangibles relating to the Product or the sale thereof (including payment intangibles and software), rental agreements, or any part thereof including, but not limited to the Grantor’s right to receive, either directly or indirectly, from any Person, any rents or other payments due and payable under such agreements of the Grantor, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights of the Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles (any and all such accounts, contracts, contract rights, chattel paper, documents, instruments, and general intangibles being the “Receivables”, and any and all such security agreements, guaranties, leases and other contracts being the “Related Contracts”);

(c) all Intellectual Property Collateral of the Grantor and all investment property;

(d) all books and records relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.2, including without limitation, any and all data, reports, studies, analysis or similar items related to the development and commercialization of the Product;

(e) all Documents relating to the Product;

(f) all instruments (including promissory notes), rights to the payment of money, insurance refund claims and all other insurance claims, commercial tort claims, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) and supporting obligations relating to the Product;

(g) all of the Grantor’s other personal property and rights of every kind and description and interests therein related to the Product;

(h) All Investigational New Drug Applications and New Drug Applications related to the Product filed with the FDA pursuant to the Federal Drug and Cosmetic Act (21 U.S.C. Section 321, et seq.), and the rules and regulations contemplated thereunder, and any and all governmental approvals necessary or useful for the development, use and sale of the Product; and

(i) all products, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e), (f), (g) and (h) above), and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

Notwithstanding anything herein to the contrary, the Collateral shall exclude (i) the Grantor’s rights under contracts and agreements which by their terms prohibit the granting of a security interest therein or assignment thereof (except to the extent such prohibitions are ineffective under Sections 9-406, 9-407, 9-408 and 9-409 of the U.C.C. or other applicable law)and (ii) all of Grantor’s assets not exclusively related to or used exclusively in connection with the Product.

2.2 Continuing Security Interest; Termination. This Agreement shall create a security interest in the Collateral and shall in accordance with applicable law:

(a) remain in full force and effect until the performance of Grantor’s and BioDelivery’s obligations pursuant to the terms of the Development Agreement; and

(b) be binding upon the Grantor and BioDelivery, their successors, transferees and assigns.

Upon the payment in full of the Milestone, the security interest granted herein shall automatically terminate with respect to all Collateral. Upon any such termination, Secured Party will, at the Grantor’s sole expense, deliver any Collateral (or portion thereof) to the extent held by it hereunder and to the extent the termination relates to such Collateral, and at the Grantor’s sole expense execute and deliver to the Grantor such documents and instruments and take such other action as the Grantor shall reasonably request to evidence or more fully effect termination of the security interest hereunder relating to such portion or all of the Collateral, as the case may be.

2.3 Grantor Remains Liable. Anything herein to the contrary notwithstanding:

(a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, as if this Agreement had not been executed;

(b) the exercise by Secured party of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c) Secured Party shall not have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

3. Representations and Warranties.

3.1 Representations and Warranties of Grantor. The Grantor represents and warrants unto Secured Party as set forth in this Section.

(a) Generally. As of the date hereof, to the extent not already owned by Grantor as of the date hereof, BioDelivery has assigned, conveyed and/or transferred the Collateral to Grantor.

(b) Location of Collateral, etc. All of the Equipment and Inventory (other than Inventory in transit) of the Grantor constituting Collateral are located at the places specified in Item A of Schedule I hereto, and at such other locations as are notified to the Secured Party. The place(s) of business and chief executive office of the Grantor and the office(s) where the Grantor keeps its records concerning the Receivables constituting Collateral, and all originals of all chattel paper which evidence Receivables constituting collateral, are located at the addresses as set forth in Item C of Schedule I hereto, and at such other locations as are notified to the Secured Party. As of the date hereof, the Grantor has no trade name, except as set forth in Item D of Schedule I hereto. During the four months preceding the date hereof, the Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has the Grantor been the subject of any merger or other corporate reorganization.

(c) Intellectual Property Collateral. With respect to any Intellectual Property Collateral that constitutes Collateral:

(i) the Grantor has made such filings and recordations to protect its interest in such Intellectual Property Collateral, as are commercially reasonable and will, if requested by Secured Party to the extent practicable, effect recordations of its interest in such Patents and Trademarks, in each case that constitutes Collateral, in the United States Patent and Trademark Office and its claims to the such Copyright that constitutes Collateral in the United States Copyright Office; and

(d) the Grantor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain all registered Patents, Trademarks and Copyrights that constitute Collateral in full force and effect in the United States, as applicable.

4. Covenants.

4.1 Certain Covenants. The Grantor covenants and agrees that, so long as any obligations of the Grantor under the Related Security Documents shall remain unpaid, the Grantor will perform the obligations set forth in this Article IV.

4.2 As to Collateral.

(a) If there shall have occurred and be continuing any Event of Default, Secured Party may notify any parties obligated on any of the Collateral to make payment to Secured Party of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of Secured Party (which request may not be made unless there shall have occurred and be continuing a Event of Default), the Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to Secured Party of any amounts due or to become due thereunder.

(b) Secured Party is authorized to endorse, in the name of the Grantor, any item, howsoever received by Secured Party, representing any payment on or other proceeds of any of the Collateral for application pursuant to Section 6.1.

(c) If the Grantor shall at any time acquire a commercial tort claim, as defined in U.C.C., with a value reasonably estimated by the Grantor to be in excess of $25,000, the Grantor shall promptly notify Secured Party in a writing signed by the Grantor of the brief details thereof and grant to Secured Party for its benefit in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Secured Party.

(d) The Grantor shall at any time and from time to time take such steps as Secured Party may reasonably request for Secured Party (i) to obtain an acknowledgement, in form and substance satisfactory to Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Secured Party for the its benefit, (ii) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in U.C.C. §§ 9-104, 9-105, 9-106 and 9-107 relating to what constitutes “control” for such items of Collateral) that constitute Collateral, with any agreements establishing control to be in form and substance satisfactory to Secured Party, and (iii) otherwise to insure the continued perfection and priority of Secured Party’s security interest for its benefit in any of the Collateral and of the preservation of its rights therein, following the effectiveness of Revised Article 9 in any jurisdiction.

(e) If the Grantor shall at any time hold or acquire any instruments or tangible chattel paper that constitutes Collateral, the Grantor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

4.3 As to Intellectual Property Collateral. The Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral to the extent material to the future operations or business of the Grantor:

(a) As to any Patent constituting Collateral that the Grantor may acquire following the date hereof, the Grantor shall not do any act, or omit to do any act, whereby any of such Patent may lapse or become abandoned or dedicated to the public or unenforceable.

(b) The Grantor shall not, and the Grantor shall not permit any of its licensees to do or permit any act or knowingly omit to do any act whereby any of the Trademarks constituting Collateral may lapse or become invalid or unenforceable.

(c) The Grantor shall not do or permit any act or knowingly omit to do any act whereby any of the Copyright constituting Collateral or any of the trade secrets constituting collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof.

(d) The Grantor shall notify the Secured Party promptly if it knows, or has reason to know, that any application or registration relating to any material Patent, Trademark or Copyright, in each case constituting Collateral, may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Grantor’s ownership of any of such Patent, Trademark or Copyright, its right to register the same or to keep and maintain and enforce the same.

4.4 Further Assurances, etc. The Grantor agrees that, from time to time at its own expense, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Secured Party may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby in Collateral located in the United States or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

5. Rights of Secured Party.

5.1 Secured Party Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party’s discretion following the occurrence and during the continuance of an Event of Default and notice to the Grantor, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement. The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest; provided, that the foregoing power of attorney shall terminate upon the release of Secured Party’s liens on all Collateral pursuant to Section 2.4.

5.2 Secured Party May Perform. If the Grantor fails to perform any agreement contained herein within 30 days after written notice from Secured Party, Secured Party may themselves perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by the Grantor pursuant to Section 6.2.

5.3 Secured Party Has No Duty. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

5.4 Reasonable Care. Secured Party is required to exercise reasonable care in the custody and preservation of any of the Collateral in their possession; provided, however, Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if they take such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of Secured Party to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

6. Remedies.

6.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:

(a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may:

(i) require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to all parties; and

(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms Secured Party may deem commercially reasonable. The Grantor agrees that at least ten business days’ prior notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) All cash proceeds received by Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Party pursuant to Section 6.2) in whole or in part by Secured Party against, all or any part of the obligations of the Grantor under the Related Security Documents as follows: (i) first, to the reasonable out-of-pocket costs and expenses of Secured Party in connection with the retaking, holding, preparing for sale, selling or other disposition of the Collateral, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel; (ii) second, to the payment in full of the obligations of the Grantor under the Related Security Documents or in the event that such proceeds are insufficient to pay in full the obligations, equally and ratably in accordance with Secured Party ‘s amounts owing to it under or pursuant to the Related Security Documents; and (iii) third, to the Grantor, or its successors and assigns, or whomever may be lawfully entitled to receive the same, of any surplus then remaining. If Secured Party has funds available to apply to a portion of, but not all of, one of the amounts described in clauses (i) through (iii) above, then Secured Party shall apply such funds to the applicable parties in proportion to the amounts to which such parties would have been entitled if the entire amount described in any such clause had been available.

6.2	Indemnity and Expenses.

(a) The Grantor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from any Related Security Document (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from Secured Party ‘s negligence or misconduct.

(b) The Grantor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel (but not more than one firm and all local or special expert counsel, if any, who may be retained by counsel to Secured Party) and of any experts and agents, which Secured Party may incur in connection with:

(i) the administration of any Related Security Document; or

(ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral.

7. Miscellaneous Provisions.

7.1 Amendments; etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and made in accordance with the terms of the Development Agreement.

7.2 Addresses for Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement, shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), or by commercial overnight delivery service (including FedEx but excluding the U.S. Postal Service), as set forth below:

Notices to Grantor shall be addressed to:

BioDelivery Sciences International, Inc.
2501 Aerial Center Parkway, Suite 205
Morrisville, NC 27560
Facsimile: 919-653-5161
Attention: Mark A. Sirgo, Pharm.D.

with a copy to:

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail
Suite 300
Raleigh, NC 27607
Attention: Larry E. Robbins

Notices to Secured Party shall be addressed to:

Clinical Development Capital LLC
47 Hulfish Street, Suite 310
Princeton, NJ 08542
Facsimile: 609-683-5787
Attention: Chief Financial Officer, and
David R. Ramsay

with a copy to:

Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, NJ 08540
Facsimile: 609.919.6701
Attention: Denis Segota, Esq.

Notices shall be deemed given upon the earliest to occur of (i) receipt by the party to whom such notice is directed, if hand delivered; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; or (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

7.3 Section Captions. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

7.4 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

7.5 Governing Law;, Entire Agreement, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK IN ALL RESPECTS AS SUCH LAWS ARE APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION

OTHER THAN THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER RELATED SECURITY DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[ Rest of Page Intentionally Left Blank ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

CLINICAL DEVELOPMENT CAPITAL LLC, as Secured Party

By:
Name:
Title:

Arius Pharmaceuticals, Inc., as Grantor

By:
Name:
Title:

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:
Name:
Title:

SCHEDULE I

to

Agreement

ITEM A:	2501 Aerial Center Parkway, Suite 205
Morrisville, NC 27560

ITEM B:	Delaware

ITEM C:	2501 Aerial Center Parkway, Suite 205
Morrisville, NC 27560

ITEM D:	None

This Schedule will be updated prior to signing this Agreement to reflect the category of information requested as of the date of signing.

SCHEDULE II

to

Agreement

Patents

Filing Date	App. No.	Country/Patent No. & Date	Title	Description/Comments	Priority	Status/Action
18 Oct 1996	08/734,519	US / Patent No. 5,800,832 on 01 Sep 1998. Expiration is 18 Oct 2016.S	Bioerodable Film for Delivery of Pharmaceutical Compounds to Mucosal Surfaces	Single claim – layered bioerodable pharmaceutical (dyclonine only) carrier device. Mucoadhesive layer: HEC, PA, NaCMC Non adhesive layer: HEC		Issued

01 Sep 1998	09/144,827	US / Patent No. 6,159,498 on 12 Dec 2000. Expiration is 18 Oct 2016.	Same	27 claims broadening pharmaceuticals beyond dyclonine	Continuation of ‘519	Issued

29 Apr 1998	09/069,703	US	Pharmaceutical Carrier Device Suitable for Delivery of Pharmaceutical Compounds to Mucosal Surfaces	Expanded: list of polymers in 1st and 2nd layers; list of pharmaceuticals Added: component to adjust kinetics of layer erodability; method for local treatment and systemic drug delivery	CIP from ‘519	Pending

16 Oct 1997	US97/18605	PCT Australia / Issued 17 May 2001, expires 16 Oct. 2017 EP/ Issued, expires 16 Oct. 2017	Pharmaceutical Carrier Device Suitable for Delivery of Pharmaceutical Compounds to Mucosal Surfaces	Like 09/069,703 plus – adherent film for treating wounds or burns of skin	PCT of ‘519	Entered national phase in Canada, Japan

04 Oct 2000	09/684,682	US	Same	Flexible adherent film for treatment of burns and wounds where film is layered device with pharmaceutical. Adhesive layer free of plasticizer.	Divisional of ‘703	Pending

12 Oct 2004	10/962,833	US	Same		Con of ‘682	Pending

1 Mar 2005	11/069,089	US	Same		Con of ‘682	Pending

29 Apr 1999	US99/09378	PCT Australia / Issued, expires 29 Apr. 2019	Pharmaceutical Carrier Device Suitable for Delivery of Pharmaceutical Compounds to Mucosal Surfaces		PCT of ‘703	Entered national phase in Canada, Japan, and EP

11 Apr 2002	10/121,430	US	Process for Loading a Drug Delivery Device		New application	Pending Application published 16 Oct. 2003

11 Apr 2003	US03/11313	PCT	Process for Loading a Drug Delivery Device	115 claims including: post-loading, viscosity building agents, polymer cross linking and plasticizers, sustained delivery of drug including fentanyl, ondansetron, and hydrocodone	PCT of ‘430	Pending

22 Jan 2004	US10/763063	US	Bioerodible Film for Delivery of Pharmaceutical Compounds to Mucosal Surfaces	35 claims including: bioadhesive layer dose not include polymer susceptible to react with basic drugs (polyacrylic acid); tri-layer film disk; residence time up to 4 hours; film forming polymers cross-linked &/or plasticized; vaginal & rectal applications; method of treating nausea and vomiting and migraine	New application 1195.264US1	Pending

12 Nov 2002	60/425,508	US	Adhesive Bioerodible Ocular Drug Delivery System	20 claims including method of delivery of drugs via ocular surfaces; backing layer may contain non-water soluble lubrication layer; mucoadhesive layer with dissolution rate modifiers, plasticizers	Provisional application	Pending

12 Nov 2003	10/706,603	US	Same	New Application based on ‘508	Pending

15 Aug 2003	60/495,356	US	Adhesive Bioerodible Transmucosal Drug Delivery System

Added concepts: partially water soluble layers; polymer cross linking; plasticized water soluble polymer; non-water soluble lubricant backing layer; mucosal penetration enhancers

> 1 adhesive polymer in adhesive layer and > 1 film forming polymer in backing layer

				Provisional application	Pending

This Schedule will be updated prior to signing this Agreement to reflect the category of information requested as of the date of signing.

SCHEDULE III

to

Agreement

Trademarks

1. BEMA

This Schedule will be updated prior to signing this Agreement to reflect the category of information requested as of the date of signing.

SCHEDULE IV

to

Agreement

Copyrights

None.

This Schedule will be updated prior to signing this Agreement to reflect the category of information requested as of the date of signing.